Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-137651) of Thomson Reuters PLC of our report dated March 19, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Reuters Group PLC, which appears in Thomson Reuters PLC’s Annual Report on Form 20-F for the year ended December 31, 2007.
/s/   PricewaterhouseCoopers LLP
London, England
April 17, 2008